Exhibit 10.14

[***] Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6)

LOAN AGREEMENT

This private instrument is entered into by and between the following parties (collectively, the “Parties”):

AURY RONAN FRANCISCO, a Brazilian citizen, married, accountant, enrolled with the Individual Taxpayers Register of the Ministry of Finance (CPF/MF) [***] the “LENDER”; and

NUVINI S.A., a corporation enrolled with the National Corporate Taxpayers Register of the Ministry of Economy (CNPJ/ME) [***], represented in accordance with its Bylaws, hereinafter referred to as “NUVINI” and/or the “BORROWER.”

NOW, THEREFORE, the Parties have resolved by mutual agreement to enter into this Loan Agreement (the “Agreement”), in the form of a cash loan, in accordance with the following clauses and conditions, which they have mutually accepted and granted:

1. THE LOAN

1.1. The LENDER lends to the BORROWER a total amount of three million seven hundred thousand Reais (R$3,700,000.00).

1.2. The loan referred to in item 1.1. shall be provided by September 6, 2021.

2. PAYMENT

2.1. The BORROWER shall fully discharge the amount of the loan hereunder, as increased by interest at a daily-prorated rate of eight percent per annum (8% p.a.), by October 8, 2021.

3. DEFAULT

3.1. The BORROWER may discharge this loan in part, as long as it does so before its due date. On or after the due date, the payment shall be made at the full amount.

3.2. Any late payment shall qualify as a default and shall automatically trigger a late-payment fine of two percent (2%) on the total value of this Agreement in favor of the LENDER.

3.3. Failure by the BORROWER to comply with the conditions set forth in this Agreement shall qualify as a default, in which case the LENDER shall have the option to accelerate the amount payable under this Agreement, as well as to charge a late-payment fine of two percent (2%) on the total value of this Agreement.

3.4. This Agreement is an extrajudicial enforceable instrument.

4. INDULGENCE

4.1. No failure by the LENDER to exercise any of the rights it is entitled to under this Agreement or set forth in law or indulgence with any non-compliance or non-performance by the BORROWER with any condition or of any obligation agreed upon herein shall constitute a novation or prevent the future exercise of such rights by the LENDER at any time.

5. EXPENSES

5.1. The BORROWER shall bear all expenses, including tax expenses, arising from this instrument or in connection with its registration.

6. JURISDICTION

6.1. The Parties elect the courts of the Judicial District of São Paulo, State of São Paulo, as the courts of competent jurisdiction to settle any issues arising from this Agreement, to the exclusion of any other courts, however privileged they may be.

In witness whereof, they have executed this Agreement in two (2) identical counterparts, all of which taken together shall constitute one and the same instrument, in the presence of the two (2) undersigned witnesses.

Ex. 10.14-1

São Paulo, September 3, 2021.

/s/ Aury Ronan Francisco

Aury Ronan Francisco

/s/ Pierre Carneiro Ribeiro Schurmann

NUVINI S.A.

Pierre Carneiro Ribeiro Schurmann

Witnesses:

1. /s/ Ricardo Beirouti Roque	2. Izabelle Santos Ferreira

Name: Ricardo Beirouti Roque RG: [***] CPF: [***]	Name: Izabelle Santos Ferreira RG: [***] CPF: [***]

Ex. 10.14-2